Exhibit 99.1

[Letterhead of Morgan, Lewis & Bockius LLP]

December 23, 2009

To Each Person Listed on

the Attached Schedule I

Re:	MP Environmental Funding LLC;
Federal Constitutional Issues

Ladies and Gentlemen:

We have acted as special counsel to MP Environmental Funding LLC, a Delaware limited liability company (the “Issuer”), MP Renaissance Funding, LLC, a Delaware limited liability company (the “First Tier Subsidiary”), and Monongahela Power Company, an Ohio corporation (“Mon Power”), in connection with, among other things, the transfer and sale by Mon Power of all of its right, title and interest in, to and under certain Environmental Control Property to the Issuer (as so transferred, the “Environmental Control Property”), as more fully described below, the issuance by the Issuer of the Environmental Control Bonds referred to and described below and the other related transactions referred to and described below.

The Environmental Control Bonds will be secured by a security interest in the Environmental Control Property, together with certain other property of the Issuer. Generally, “Environmental Control Property” is a property right created under the West Virginia Code, Section 24-2-4e (the “Statute”), pursuant to a financing order issued by the Public Service Commission of West Virginia (the “PSC”). The PSC issued a financing order to Mon Power and its affiliate, The Potomac Edison Company, on April 7, 2006, as amended on June 13, 2006, January 17, 2007 and September 30, 2009 (as so amended, the “Financing Order”) that, among other things, authorized the creation and transfer of certain Environmental Control Property, which represents the irrevocable right of Mon Power or its assignees, to impose, charge, collect and receive certain nonbypassable environmental control charges (as adjusted from time to time) (the “Environmental Control Charges” or “ECCs”) from all electric service customers of Mon Power in the State of West Virginia.

The First Tier Subsidiary was formed as a limited liability company under Delaware law pursuant to a Certificate of Formation, as filed with the Secretary of State of the State of Delaware on November 17, 2006. The First Tier Subsidiary is authorized to do business in the State of Nevada. Mon Power, as sole member of the First Tier Subsidiary, executed a Limited Liability Company Agreement dated as of December 5, 2006, as amended as of March 12, 2007, as further amended and restated by the Amended and Restated Limited Liability Company Agreement dated as of April 11, 2007. The Issuer was formed as a limited liability company under Delaware law pursuant to a Certificate of Formation, as filed with the Secretary of State of the State of Delaware on November 17, 2006, as amended by a Certificate of Amendment thereto dated December 27, 2006 (as so amended, the “Issuer Certificate of Formation”). The First Tier Subsidiary, as sole member of the Issuer, executed a Limited Liability Company

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December 23, 2009

Agreement dated as of December 5, 2006, as amended as of March 12, 2007, as further amended and restated by the Amended and Restated Limited Liability Company Agreement dated as of April 11, 2007 (as so amended and restated, the “Issuer Limited Liability Company Agreement” and, collectively with the Issuer Certificate of Formation, the “Issuer Formation Documents”).

The Transaction

On the date hereof, Mon Power has sold the Environmental Control Property to the Issuer under the Environmental Control Property Sale Agreement dated as of December 23, 2009 between Mon Power and the Issuer and the related Bill of Sale dated December 23, 2009 (such Environmental Control Property Sale Agreement and Bill of Sale, together, the “Sale Agreement”) for an amount in cash (the “Proceeds”). Under the Environmental Control Property Servicing Agreement dated as of December 23, 2009 between Mon Power, in its capacity as Servicer, and the Issuer (the “Servicing Agreement”), Mon Power has agreed to service the Environmental Control Property. Under the Administration Agreement dated as of April 11, 2007 between Allegheny Energy Service Corporation, a West Virginia corporation and an affiliate of Mon Power (the “Administrator”), as Administrator, and the Issuer, the Administrator has agreed to perform certain administrative services on behalf of the Issuer (the “Administration Agreement”).

On the date hereof, the Issuer issued its Senior Secured ROC Bonds, Environmental Control Series B (the “Environmental Control Bonds”), under the Indenture dated as of April 11, 2007 between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), as supplemented by the Series Supplement dated as of April 11, 2007 and the Series Supplement dated as of December 23, 2009 between the Issuer and the Indenture Trustee (such Indenture and Series Supplements, together, the “Indenture”).

On the date hereof, Mon Power deposited the Proceeds with the Indenture Trustee, as escrow agent, pursuant to the Escrow Agreement dated December 23, 2009 between Mon Power and the Indenture Trustee (the “Escrow Agreement”). Under the Escrow Agreement, Mon Power is entitled to withdraw funds from time to time from the construction fund to pay eligible construction and installation costs of certain environmental emission control facilities (the “Environmental Costs”) at Mon Power’s Ft. Martin generating station in accordance with the Financing Order.

Pursuant to the Underwriting Agreement dated December 16, 2009 (the “Underwriting Agreement”) among Mon Power, the Issuer and Jefferies & Company, Inc., on behalf of itself and the Underwriters named in Schedule II thereto, such Underwriters have agreed to underwrite the issuance of the Environmental Control Bonds.

As used herein, the term “Transaction Documents” means, collectively, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Escrow Agreement, the Environmental Control Bonds, the Indenture and the Underwriting Agreement, and “Transaction” means the transactions contemplated by the Transaction Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Indenture.

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December 23, 2009

FACTS AND ASSUMPTIONS

In connection with the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Issuer Formation Documents;

(b) the Transaction Documents;

(c) the Registration Statement, as amended (file number 333-162749), filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Environmental Control Bonds (such registration statement as of the time it became effective, the “Registration Statement”), including the final prospectus filed with the Commission on December 18, 2009 (the “Final Prospectus”);

(d) the Statute;

(e) the Financing Order; and

(f) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer, the First Tier Subsidiary, the Administrator and Mon Power (collectively, the “Allegheny Entities”), agreements, certificates of public officials, certificates of officers or other representatives of the Allegheny Entities and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have made no independent investigation of the facts referred to herein, and with respect to such facts, we have relied, for the purpose of rendering this opinion and except to the extent any such information constitutes a statement of legal conclusion expressed in this opinion or as otherwise stated herein, exclusively on the factual statements contained and matters provided for in the documents referenced above, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto and on certificates of the Allegheny Entities and their respective directors or managers, as the case may be, officers and other representatives and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination

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of these documents, we have assumed: that each of the parties to such documents is duly organized and validly existing under the laws of its jurisdiction of organization and each party to the Transaction Documents is authorized to do business and is in good standing in each other jurisdiction in which it is required to be authorized to do business; that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder; and the due authorization by all requisite action, corporate or other, the due execution and delivery by the parties of the Transaction Documents, and the validity and binding effect thereof upon such parties and the enforceability thereof against such parties.

We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America.

OPINION REQUESTED

You have requested our opinion as to:

(1) whether a court would conclude that the State of West Virginia would be required to pay just compensation to the Bondholders if the State of West Virginia, including the PSCWV exercising its legislative powers, undertook a repeal or amendment of the Statute or any other action or failed to take any action required by the West Virginia Pledge (as defined below) (any such repeal, amendment, action or inaction is herein referred to as an “Impairment Action”) after the Environmental Control Bonds are issued, but before they are fully paid that would (a) appropriate the Environmental Control Property or deny productive use of the Environmental Control Property; (b) destroy the Environmental Control Property; or (c) substantially reduce, alter or impair the value of the Environmental Control Property;

(2) whether the West Virginia Pledge (as defined below) creates a contractual relationship between the State of West Virginia and the Bondholders;

(3) whether the Bondholders could successfully challenge under the Contract Clause of the United States Constitution the constitutionality of an Impairment Action that limits, alters, impairs or reduces the value of the Environmental Control Property or the Environmental Control Charges prior to the time that the Environmental Control Bonds are fully paid and discharged; and

(4) whether preliminary injunctive relief would be available under federal law to delay implementation of an Impairment Action that limits, alters, impairs or reduces the value of the Environmental Control Property or the Environmental Control Charges pending final adjudication of a claim challenging such Impairment Action under the Contract Clause, and assuming a favorable final adjudication of such claim, whether relief would be available to prevent permanently the implementation of such Impairment Action.

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PLEDGE AND AGREEMENT OF THE STATE OF WEST VIRGINIA

The Statute provides in Section (q) that the State of West Virginia “pledges to and agrees with” the holders of any environmental control bonds, which includes the Bondholders:

that the state will not take or permit any action that impairs the value of environmental control property or, except as allowed under subsection (e) of this section reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest and redemption premium in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under ancillary agreement are paid or performed in full.

(The above-quoted pledge is herein referred to as the “West Virginia Pledge.”) Section (q) also permits any issuer of environmental control bonds “to include the [West Virginia] pledge . . . in the environmental control bonds, ancillary agreements and documentation related to the issuance and marketing of the environmental control bonds.” We note that the West Virginia Pledge is set forth on the Environmental Control Bonds and in the Indenture.

DISCUSSION OF THE TAKINGS CLAUSE

The Fifth Amendment of the United States Constitution, among other things, states, “nor shall private property be taken for public use, without just compensation.” This clause is commonly referred to as the Takings Clause of the United States Constitution or the Federal Takings Clause and is referred to herein as the “Federal Takings Clause.” The Fourteenth Amendment of the United States Constitution makes the Fifth Amendment, including the Federal Takings Clause, applicable to any state action, Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155 (1980), which would include actions of both the West Virginia Legislature and the PSCWV. The Federal Takings Clause applies to governmental “takings” of both tangible and intangible property. Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1003 (1984). To the extent relevant here, takings cases can generally be divided into two distinct categories: physical takings, where the government physically occupies, or takes title to, private property, and regulatory takings, where the government regulates the use of private property. Yee v. City of Escondido, 503 U.S. 519, 522-23 (1992). Physical takings cases, even when there has been minimal “permanent physical occupation of real property,” generally require that compensation be paid without a specific inquiry into the interests advanced. Loretto v. Teleprompter Manhattan CATV Corp., 458 U.S. 419, 427, 435, 438 n.16 (1982); see also Lucas v. South Carolina Coastal Council, 505 U.S. 1003, 1015 (1992). On the other hand, regulatory takings cases, in most instances,1 necessarily entail “complex factual assessments of the purposes and

[1]

The United States Supreme Court has recognized, however, that in regulatory takings cases where a governmental regulation permanently deprives a property owner of all “economically beneficial or productive use of land,” a per se compensable taking exists which warrants compensation without any complex analysis. Lucas, 505 U.S. at 1015. The Court, however, has declined to apply this hard and fast rule to regulatory takings which may temporarily deprive a property owner of all economically beneficial or productive use of land. Tahoe-Sierra Preservation Council, Inc. v. Tahoe Regional Planning Agency, 535 U.S. 302 (2002).

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economic effects of government actions” before a court will award compensation. Yee, 503 U.S. at 522-23. See also Penn Central Transp. Co. v. New York City, 438 U.S. 104, 124 (1978) (noting that the United States Supreme Court has been unable to develop any “set formula” for analyzing and evaluating Federal Takings Clause claims, and that the Court’s conclusion will depend largely upon the particular circumstances of a particular case). A claimant in a regulatory takings case will generally recover compensation only if the government has regulated the private property at issue to such a degree that a particular property owner has been deprived of the economic use of that property and “unfairly singled out” to bear a burden that is more properly “borne by the public as a whole.” Id.2

Regulatory takings can affect two distinct property types: tangible property, such as real property or equipment, and intangible property, such as trade secrets and, presumably, Environmental Control Property. In order to determine whether any governmental action triggers a compensable regulatory taking of intangible property under the Federal Takings Clause, a court must determine, first, whether the claimants have a property interest for purposes of the Federal Takings Clause.3 If so, the court must then determine whether the government’s action effects a compensable taking of that protected property interest. Ruckelshaus, 467 U.S. at 1000-01.4

A court’s response to a Federal Takings Clause challenge will be affected by the nature of any Impairment Action. An Impairment Action with respect to the Environmental Control Bonds could take many forms, including, among others, legislation that (i) repeals the West Virginia Pledge, (ii) invalidates the imposition of the Environmental Control Charges or (iii) changes the regulatory framework for setting utility rates in such a way that the change adversely impacts the collection of the Environmental Control Charges. A discussion of applicable principles that courts have applied in analyzing the effect of an alleged taking follows.

A.	Is there a property interest for purposes of the Federal Takings Clause?

The United States Supreme Court has held that property other than real property and tangible personal property is entitled to the protections afforded by the Federal Takings Clause. Ruckelshaus, 467 U.S. at 1003. An independent source, such as state law or existing rules, however, and not the United States Constitution, must create the protected property right. Ruckelshaus, 467 U.S. at 1001; Webb’s Fabulous Pharmacies, 449 U.S. at 161; Board of Regents

[2]

See also, Armstrong v. United States, 364 U.S. 40, 49 (1960) (finding that the purpose of the Federal Takings Clause is to restrain the government, by, among other things, preventing the government from “forcing some people alone to bear public burdens which, in all fairness and justice, should be borne by the public as a whole”).

[3]

The existence of a protected property interest would generally be assumed and, therefore, would not be a significant issue, for courts assessing Federal Takings Clause claims involving real property and tangible personal property.

[4]

A court would not reach these issues unless the purported taking is for public use because the State does not have the power to take a private citizen’s property except for public use. Hawaii Housing Authority v. Midkiff, 467 U.S. 229, 231-32, 240 (1984).

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v. Roth, 408 U.S. 564, 577 (1972). In Ruckelshaus, the Court determined that trade secrets that are cognizable under state law constitute property rights for purposes of the Federal Takings Clause, noting that:

the Court has found other kinds of intangible interests to be property for purposes of the Fifth Amendment’s Taking Clause. See, e.g., Armstrong v. United States, 364 U.S. 40, 44, 46 (1960) (materialman’s lien provided for under Maine law protected by Taking Clause); Louisville Joint Stock Land Bank v. Radford, 295 U.S. 555, 596-602 (1935) (real estate lien protected); Lynch v. United States, 292 U.S. 571, 579 (1934) (valid contracts are property within meaning of the Taking Clause).

467 U.S. at 1003. See also, Duquesne Light Co. v. Barasch, 488 U.S. 299, 307 (1989) (recognizing that a utility’s right to a fair return on investment is a property right for purposes of the Federal Takings Clause); Brown v. Legal Foundation of Washington, 538 U.S. 216 (2003) (finding that a state law requiring that interest on lawyers’ trust fund accounts be transferred to a separate account to pay for legal services for the needy was more akin to a physical taking of property and thus warranted the application of per se rules as opposed to the ad hoc factual analysis of regulatory takings; the Supreme Court had previously held in Phillips v. Washington Legal Foundation, 524 U.S. 156 (1998), that such interest was the private property of the owner of the principal). In holding that an Environmental Protection Agency regulation requiring companies to divulge trade secrets effected a compensable taking with respect to certain trade secrets, the Ruckelshaus Court had to determine if the trade secrets constituted a property interest for purposes of the Federal Takings Clause. In this latter connection, the Court noted that: “[t]rade secrets have many of the characteristics of more tangible forms of property. A trade secret is assignable. . . . A trade secret can form the res of a trust, . . . and it passes to a trustee in bankruptcy.” Ruckelshaus, 467 U.S. at 1002 (citations omitted). A court should undertake a similar analysis of, and reach a similar conclusion regarding, the Environmental Control Property in determining whether it constitutes “property” for purposes of the Federal Takings Clause.5

The decision in U.S. Trust Co. v. New Jersey, 431 U.S. 1 (1977), involved a legislative covenant, similar in nature to the West Virginia Pledge, made to Port Authority bondholders by the New Jersey Legislature, pledging that the revenues supporting the subject Port Authority bonds would not be diverted for unauthorized purposes. This covenant was later repealed by the New Jersey Legislature, which repeal the Supreme Court found to impair the contract rights of the bondholders. U.S. Trust, 431 U.S. at 19. The Supreme Court then indicated in dicta that “[c]ontract rights are a form of property” that, if taken, would require the payment of just compensation. Id. at n.16. Thus, the Bondholders would have a strong argument based on Ruckelshaus, U.S. Trust and the Statute that the Environmental Control Property is “property” warranting the protections afforded by the Federal Takings Clause.

[5]

Indeed, Section (k) of the Statute characterizes Environmental Control Property as an existing, present property right, which, while not dispositive, supports the conclusion that the Environmental Control Property is property for purposes of the Federal Takings Clause.

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The cases discussed above provide strong support for the position that the rights of the Bondholders in the Environmental Control Property are property for purposes of the Federal Takings Clause. As discussed above, the nature of any Impairment Action would, however, certainly influence a court’s analysis of whether a compensable taking exists. The factors a court might examine to determine whether such State action would rise to the level of a “taking” are considered below.

B.	If there is a property interest, does the Impairment Action effect a taking of that property interest?

Once a court determines that the Bondholders’ rights in the Environmental Control Property constitute “property” for purposes of the Federal Takings Clause, it would then examine whether the alleged Impairment Action constituted a regulatory taking mandating the payment of just compensation. In Lingle v. Chevron USA, 544 U.S. 528, 538-39 (2005), the Supreme Court identified two categories where regulatory action that does not entail a physical taking of property nonetheless constitutes per se takings – regulations that involve a permanent physical invasion of property and regulations that deprive the owner of all economically beneficial or productive use of the property – and a third category of other regulatory takings.

In the cases that fall into the third category that have asserted a regulatory taking of real property or tangible personal property, the courts have generally made an ad hoc factual determination of the takings allegations based on an examination of the following factors:

1.	the character of the government action;

2.	the economic impact of the regulation; and

3.	the extent to which the regulation interfered with distinct investment-backed expectations.

Penn Central, 438 U.S. at 124.

While the Penn Central case involved a regulatory taking of tangible property,6 the United States Supreme Court has also applied these principles when analyzing Federal Takings Clause claims related to intangible property. For instance, in Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211 (1986), the Court examined a statute that imposed liability on an employer who withdrew from a multi-employer pension plan to pay to the pension plan the employer’s proportionate share of such pension plan’s unfunded vested benefits. The Court relied on the factors set forth in Penn Central to analyze the takings claim. Connolly, 475 U.S. at 224-25. Similarly, in Ruckelshaus, the Court applied the Penn Central factors to an alleged regulatory taking of “intangible” trade secrets. Ruckelshaus, 467 U.S. at 1005. More recently, in Eastern Enterprises v. Apfel, 524 U.S. 498 (1998), the Court applied the Penn Central analysis in its Federal Takings Clause review of a Federal statute that charged coal companies that had provided voluntary pension plans for miners with the costs of providing benefits under a new plan.

[6]

In Penn Central, the court found that the New York Landmarks Law did not effect a taking of a private property owner’s real property where not all of the owner’s property was affected by restrictions on use and the State was acting pursuant to its police power.

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The first factor of the Penn Central analysis – the character of the government action – entails a consideration of whether the action can be characterized as a physical invasion by the government, as opposed, for example, to the implementation of a public program adjusting the benefits and burdens of economic life to promote the common good. Penn Central, 438 U.S. at 124. This, in turn, leads some courts to an assessment of the extent to which the government action furthered an important public policy. Id. at 127.  7 The second Penn Central factor assesses whether the economic impact of the State action rises to the level of serious economic harm. Id. at 124.8 The final Penn Central factor examines whether the State action interferes with reasonable investment-backed expectations. Id. A reasonable investment-backed expectation “must be more than a unilateral expectation or an abstract need.” Webb’s Fabulous Pharmacies, 449 U.S. at 161.

In Federal Takings Clause cases, the United State Supreme Court has analyzed one or more of these factors to varying degrees and in varying ways. For example, in Connolly, where the Court ultimately held that there was no taking for purposes of the Fifth Amendment, the Court found that the interference with property rights arose “from a public program that . . . promotes the common good,” not from a physical invasion or permanent appropriation of the assets, and that the legislation in dispute contained a “significant” number of provisions that moderated and mitigated the economic impact of the statute. Connolly, 475 U.S. at 225-26. Moreover, the Court found no interference with reasonable investment-backed expectations. Id. at 226-27.

Thus, to determine whether a compensable taking had occurred, the court would determine whether to apply principles developed in the real property context to an analysis of the Impairment Action. Those principles would require a determination of whether the Impairment Action denied the Bondholders all economically beneficial or productive use of the Environmental Control Property, under circumstances such as a legislative ban on the use of the Environmental Control Property for the timely payments of principal and interest on the Environmental Control Bonds. If all economically beneficial or productive use of the Environmental Control Property were not denied, the court would undertake an ad hoc factual inquiry by considering the factors enumerated in Penn Central in an analysis of the Impairment Action, in which event the court would assess:

1.	the character of the government action;

[7]

The simple determination that a government action advances an important public policy is not dispositive, however. Even though all private property is held subject to the sovereign power of the state, including its police power, “if a regulation goes too far it will be recognized as a taking.” Pennsylvania Coal Co. v. Mahon, 260 U.S. 393, 415 (1922).

[8]

There are certain instances, however, in which the economic impact of the government action is so severe that the claimant is deprived of all economically beneficial or productive use of property. In such instances, the Court has generally held that compensation is warranted. See discussion of Lucas v. South Carolina Coastal Council in note 1, above. Even in Lucas, however, the Court left open the possibility that even a total elimination of a property’s economically productive use was permissible and would not warrant compensation if the regulation or law in question would “duplicate the result that could have been achieved in the courts by adjacent landowners (or other uniquely affected persons) under the State’s law of private nuisance, or by the State under its complementary power to abate nuisances that affect the public generally, or otherwise.” 505 U.S. at 1029.

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2.	the economic impact of the regulation,[1] including whether the State’s action would prevent timely payment of the Environmental Control Bonds; and

3.	the extent to which the regulation interfered with reasonable investment-backed expectations.

With respect to the rights of the Bondholders in the Environmental Control Property, while the character of any future Impairment Action cannot be known at this time, any such Impairment Action would likely not constitute a physical invasion and would presumably ostensibly be in furtherance of an important public policy. Although the effect of any future Impairment Action also cannot be known at this time, any such Impairment Action that prevented the payment of the Environmental Control Bonds would likely be found to have a serious economic impact on the Bondholders. In any event, it seems that an Impairment Action that prevented the timely payment of principal and interest on the Environmental Control Bonds would interfere with the Bondholders’ investment-backed expectations because timely payment of the Environmental Control Bonds is the primary expectation of the Bondholders. Additionally, the West Virginia Pledge itself gives rise to these reasonable investment-backed expectations on the part of the Bondholders. The United States Supreme Court has held that a government “guarantee” of confidentiality could form the basis for such an expectation. Ruckelshaus, 467 U.S. at 1011. The Bondholders could argue that they would not have invested in the Environmental Control Bonds in the absence of the government “guarantee” contained in the West Virginia Pledge and, thus, in accordance with Ruckelshaus, that the West Virginia Pledge created reasonable investment-backed expectations. The State of West Virginia has gone to great lengths to give credence to the West Virginia Pledge, including authorizing its inclusion on the Environmental Control Bonds. Therefore, we believe that it is reasonable for the Bondholders who have invested their funds in the Environmental Control Bonds to expect that the Legislature will honor the West Virginia Pledge.10

[9]

Even where the economic impact is severe, compensation may not be required if the action is taken in response to so-called emergency conditions. See, e.g., United States v. Caltex, 344 U.S. 149, 154 (1952) (relying, in part, on the common law, which had “long recognized that in time of imminent peril - such as when fire threatened a whole community—the sovereign could, with immunity, destroy the property of a few that the property of many and the lives of many more could be saved,” the court found no taking when the U.S. military destroyed private oil facilities in the Philippines to prevent the Japanese from taking control of the facilities during World War II). See, also, Dames & More v. Regan, 453 U.S. 654 (1981) (no compensable taking resulting from executive order nullifying attachments on Iranian assets and permitting those assets to be transferred out of the country); Miller v. Schoene, 276 U.S. 272 (1928) (no compensable taking where trees were destroyed to prevent disease from spreading to other trees); United States v. Pacific Railroad Co., 120 U.S. 227 (1887) (no compensation required due to exigencies of war when the military destroyed private bridges to prevent the confederates from using them); American Mfrs. Mut. Ins. Co. v. United States, 453 F.2d 1380, 1381 (Ct. Cl. 1972) (compensation not required when private vessel was “destroyed as part of the fortunes of war and by actual and necessary military operations in attacking and defending against enemy forces”).

[10]

Because many factors could have an impact on the market price of the Environmental Control Bonds, maintenance of the market price of the Environmental Control Bonds might be considered a unilateral expectation of the Bondholders, and not a reasonable, investment-backed expectation. See U.S. Trust Co., 431 U.S. at 18. If so, an Impairment Action affecting only this “unilateral expectation” might not constitute a compensable taking.

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TAKINGS CLAUSE OPINION

Based on our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitation and assumptions (including the assumption that any Impairment Action would be “substantial”) set forth herein, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State of West Virginia would be required to pay just compensation to the Bondholders if the State of West Virginia, including the PSCWV exercising its legislative powers, undertook an Impairment Action in contravention of the West Virginia Pledge after the Environmental Control Bonds are issued, but before they are fully paid, that affected a substantial property interest of the Bondholders in the Environmental Control Property and (i) constituted a permanent appropriation of that property interest or denied all economically beneficial or productive use of the Environmental Control Property; (ii) destroyed the Environmental Control Property, other than in response to so-called emergency conditions; or (iii) substantially reduced, altered or impaired the value of the Environmental Control Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investment in the Environmental Control Bonds.

There can be no assurance, however, that any award of compensation would be sufficient to pay the full amount of principal of and interest on the Environmental Control Bonds.

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DISCUSSION OF THE CONTRACT CLAUSE

The Contract Clause of the United States Constitution, Article I, Section 10, provides that “no State shall . . . pass any . . . Law impairing the Obligation of Contracts.” The United States Contract Clause protects contractual obligations from impairment by enactment of state law. Allied Structural Steel Co. v. Spannaus, 438 U.S. 234 (1978); U.S. Trust Co. v. New Jersey, 431 U.S. 1 (1977). The Contract Clause is not, however, a complete bar to legislative enactments that have the effect or consequence of altering contractual obligations. “Minimal alteration of contractual obligations may end the inquiry at its first stage. Severe impairment, on the other hand, will push the inquiry to a careful examination of the nature and purpose of the state [action].” Allied Structural Steel, 438 U.S. at 245 (footnotes omitted). If the state regulation constitutes a substantial impairment, to survive constitutional scrutiny it must be justified by a significant and legitimate public purpose. Energy Reserve Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411 (1983) (citing U.S. Trust, 431 U.S. at 22). Once a legitimate public purpose has been identified, the next inquiry is whether the measure is based “upon reasonable

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conditions and [is] of a character appropriate to the public purpose justifying [the legislation’s] adoption.” Id. at 412. In such inquiry, courts defer to the legislature’s judgment as to the necessity and reasonableness of the measure. U.S. Trust, 431 U.S. at 23. Moreover, “[t]he State has the ‘sovereign right . . . to protect the . . . general welfare of the people’” and the courts must respect the “wide discretion on the part of the legislature in determining what is and what is not necessary.” El Paso v. Simmons, 379 U. S. 497, 508-09 (1965) (citation omitted).

In order for the Contract Clause to apply, the existence of a contractual relationship must be established. The courts have recognized the general presumption that, absent some clear indication that a legislature intends to bind itself contractually, “a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.” National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 465-66 (1985) (quoting Dodge v. Board of Educ., 302 U.S. 74, 79 (1937)). This presumption is based on the fact that the legislature’s principal function is not to make contracts, but to make laws that establish the policy of the State. Thus, a person asserting the creation of a contract with the State must overcome this presumption.

Although not dispositive, the United States Supreme Court in U.S. Trust has concluded that a similar legislative pledge in a New Jersey statute constituted a contractual obligation of the state:11 “The intent to make a contract is clear from the statutory language. ‘The 2 States covenant and agree with . . . the holders of any affected bonds. . . .’ 1962 N.J. Laws, c. 8, s 6.” U.S. Trust, 431 U.S. at 18. The Court went on to state in that case that “[i]n return for their promise, the States received the benefit they bargained for: public marketability of Port Authority bonds to finance construction of the World Trade Center and acquisition of the Hudson & Manhattan Railroad. We therefore have no doubt that the 1962 covenant has been properly characterized as a contractual obligation of the two States.” Id.12

The “reserved powers” doctrine limits the ability of the State of West Virginia to bind itself contractually in a manner which “surrenders an essential attribute of its sovereignty.” U.S. Trust, 431 U.S. at 23. Under this doctrine, if a contract limits a state’s “reserved powers” – powers that cannot be contracted away – such contract is essentially unenforceable. Id. See generally United States v. Winstar Corp., 518 U.S. 839, 888-90 (1996). Although the scope of these “reserved powers” has not been precisely defined by the courts, case law has established that a state cannot contract away its police powers, Stone v. Mississippi, 101 U.S. 814, 817-18 (1880), or its power of eminent domain, West River Bridge Co. v. Dix., 47 U.S. 507, 532-33 (1848). In contrast, the United States Supreme Court has stated that a state’s “power to enter into effective financial contracts cannot be questioned.” U.S. Trust, 431 U.S. at 24.

[11]

In U.S. Trust, the Supreme Court held that the legislative alteration of the rights and remedies of Port Authority bondholders violated the United States Contract Clause because the legislation was neither necessary nor reasonable. 431 U.S. at 32.

[12]

The Court did note, however, that “[t]he States remain free to exercise their power of eminent domain to abrogate such contractual rights, upon payment of just compensation.” U.S. Trust, 431 U.S. at 29 n.27.

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Under existing case law, the West Virginia Pledge does not, in our view, limit any “reserved powers” of the State. The West Virginia Pledge does not purport to contract away, or constitute a waiver of, the State’s power of eminent domain or otherwise restrict the State’s ability to legislate for the public welfare or to exercise its police powers. The West Virginia Pledge constitutes an undertaking made by the State not to impair the financial security for the Environmental Control Bonds and was made to gain the capital markets’ acceptance of such instruments, which are expressly authorized and are being issued in connection with “environmentally-friendly” West Virginia legislation. The West Virginia Pledge, which the Statute explicitly authorizes to be included in the documentation with respect to the Environmental Control Bonds, is an inducement offered by the State of West Virginia to investors to purchase the Environmental Control Bonds. As such, we believe that the West Virginia Pledge is akin to the type of “financial contract” involved in U.S. Trust, which was deemed by the United States Supreme Court to be a promise that revenues and reserves securing the bonds at issue there would not be depleted beyond a certain level. Id. at 25. Therefore, upon issuance of the Environmental Control Bonds, it is our opinion that the pledge will give rise to a contractual obligation between the State of West Virginia and the Bondholders for purposes of the Contract Clause.

We also believe that the prohibitions applicable to the State of West Virginia under the Contract Clause would also apply to actions by the State of West Virginia acting through the PSCWV. The West Virginia Legislature has delegated its regulatory power over utilities to the PSCWV; accordingly, we do not believe that the State, acting indirectly through an agency such as the PSCWV, could take any action that would substantially limit, alter, impair or reduce the value or amount of the Environmental Control Property or the rights of the Bondholders that the State of West Virginia could not take directly without violating its pledge.

Injunctive Relief

In order for a Federal court to issue a preliminary injunction, the court must conclude that a petitioner has clearly demonsrated each of the following: (1) that he or she is likely to succeed on the merits; (2) that he or she will suffer irreparable harm in the absence of preliminary injunctive relief; (3) that the balance of equities tips in his or her favor; and (4) that an injunction is in the public interest. Winter v. Natural Resources Defense Council, Inc., 129 S.Ct 365, 374 (2008). See also Real Truth About Obama, Inc. v. Federal Election Com’n, 575 F.3d 342, 346 (4th Cir. 2009). While each of these requirements must be met for a preliminary injunction to be issued, in Winter, the Supreme Court emphasized the fourth requirement, stating: “In exercising their sound discretion, courts of equity should pay particular regard for the public consequences in employing the extraordinary remedy of injunction.” Id. at 376-77 (internal quotation marks and citation omitted).

In a challenge to an Impairment Action in Federal court, the court, in determining whether to grant a permanent injunction, would apply substantially similar factors as it would for a preliminary injunction. National City Bank of Indiana, et al., v. Charles W. Turnbaugh, 367 F. Supp. 2d 805 (2005). However, unlike in connection with a preliminary injunction, where a plaintiff needs only to show a likelihood of a success on the merits, for a court to grant a permanent injunction, a plaintiff must succeed on the merits. Amoco Production Co. v. Village of Gambell, AK, 480 U.S. 531 (1987).

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CONTRACT CLAUSE OPINION

While there is no case law which considers the application of the United States Contract Clause specifically to the Statute, we have considered existing case law concerning the application of the Contract Clause of the United States Constitution to legislation which reduces or eliminates taxes, public charges or other sources of revenues which support bonds issued by public instrumentalities or private issuers, or which otherwise reduces or eliminates the security for bonds. Based upon our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitations and assumptions (including the assumption that any Impairment Action would be “substantial”) set forth herein, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case:

(i) would conclude that the West Virginia Pledge constitutes a contractual relationship between the Bondholders and the State of West Virginia;

(ii) would conclude that, absent a demonstration that the Impairment Action was necessary to further a significant and legitimate public purpose, the Bondholders could successfully challenge under the Federal Contract Clause the constitutionality of any Impairment Action determined by such court to substantially limit, alter, impair or reduce the value of the Environmental Control Property or the Environmental Control Charges before the Environmental Control Bonds are fully paid and discharged; and

(iii) should conclude that permanent injunctive relief is available under Federal law to prevent implementation of any Impairment Action determined by such court to limit, alter, impair or reduce the value of the Environmental Control Property or the Environmental Control Charges in violation of the Federal Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed herein.

We note that judicial analysis of issues relating to the Federal Takings Clause and the retroactive effect to be given to judicial decisions has typically proceeded on a case-by-case basis and that a court’s determination, in most instances, is strongly influenced by the facts and circumstances of the particular case, many of which cannot be known at this time. We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. None of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather, each such opinion is only an expression as to the decision a court ought to reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the Transaction.

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The opinions set forth above are given as of the date hereof and we disavow any undertakings or obligations to advise you of any changes in the law (whether constitutional, statutory, regulatory or judicial) which may hereafter occur or any facts or circumstances that may hereafter occur or come to our attention that could affect such opinions.

This opinion is solely for your benefit in connection with the Transaction and may not be relied upon, used or circulated by, quoted, or otherwise referred to by, nor may copies hereof be delivered to, any other person without our prior written approval.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

Schedule I

Standard & Poor’s Ratings Group

55 Water Street

New York, New York 10041

Moody’s Investors Services, Inc.

99 Church Street

New York, New York 10007

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

The Williams Capital Group, L.P.

650 Fifth Avenue

New York, NY 10019